EXHIBIT 99.3

                      PRESS RELEASE DATED NOVEMBER 8, 2005

[LOGO OF ACTIVE POWER(R)]

             ACTIVE POWER PROMOTES JIM CLISHEM TO PRESIDENT AND COO

Austin, Texas (November 8, 2005) -- Active Power, Inc. (NASDAQ: ACPW) today announced that Jim Clishem, its Vice President of Marketing and Business Development, has been named the Company's President and Chief Operating Officer.

Mr. Clishem joined Active Power five months ago, bringing extensive expertise in the computer, telecommunications and managed IT services industries. Clishem came to the Company from Peregrine Systems, Inc., a publicly traded enterprise software company, where he served as Vice President of Business Development focusing on global alliances since 2004. From 1999 until it was sold in 2004, he was founder-CEO of Xodiax, a profitable managed IT services business, which was recognized by Inc Magazine as one of the fastest growing privately held companies in the country. Clishem also served as Vice President of Data Services for Broadwing Communications, where he had P&L responsibility for a $150 million business unit. He has also held various senior roles at MCI, Ericsson, and Tandem Computers.

"With the launch of our new CoolAir(TM) DC product line next week, Active Power is significantly expanding its sales and marketing efforts to support this new business and Jim brings a wealth of experience in these areas," said Joe Pinkerton, Chairman and CEO of Active Power. "Jim has led sales and marketing organizations, run profitable businesses and transformed a startup into a profitable entity in under two years. He is intimately familiar with the backup power needs of data center and telecom customers, having been a customer of this equipment during his tenure at several successful telecom and managed IT services businesses."

"I'm extremely excited about the opportunity that Joe and the Board of Directors have given me," said Clishem. "I'm eager to begin taking a more prominent role in the day-to-day operations of Active Power and in the strategic direction of the business. My first priorities are to successfully manage the commercial launch of CoolAir DC, drive revenue growth across all product lines and accelerate the Company toward profitability."

Mr. Clishem will continue to report to Pinkerton, who remains the Company's Chairman and Chief Executive Officer.

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ABOUT ACTIVE POWER:

Active Power, Inc. (www.activepower.com) designs, manufactures and markets battery-free backup power products that provide the consistent, reliable electric power required by today's digital economy. An ISO 9001-registered company, Active Power is the first to commercialize a flywheel energy storage system, CleanSource(R), that provides a highly reliable, low-cost and non-toxic replacement for lead-acid batteries used in conventional power quality installations. Active Power has also recently developed a new battery-free extended runtime product line (CoolAir(TM)) based on its proprietary thermal and compressed air storage technology. For more information visit www.activepower.com, e-mail info@activepower.com or call toll free 877-BUYACPW (289-2279).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that involve risks and uncertainties. Any forward looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include delays in new product development, product performance and quality issues and the acceptance of our current and new products by the power quality market. Please refer to Active Power filings with the Securities and Exchange Commission for more information on the risk factors that could cause actual results to differ.

Active Power, CleanSource and our Active Power logo are registered trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

ACTIVE POWER CONTACTS:

Michael Chibib, Investors, 512.744.9453, mchibib@activepower.com
Derek Jones, Corporate Communications, 512.744.9210, djones@activepower.com